Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

ARCA biopharma, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-148288, 333-131392, 333-128316, 333-126591, 333-118821, 333-112209, 333-106873, 333-103257, 333-90458, and 333-70134) on Form S-3 and the registration statements (Nos. 333-161485, 333-146078, 333-134981, 333-126590, 333-115747, 333-108563, 333-103055, 333-101276, 333-96313, 333-91471, 333-68172, 333-68170, 333-53089, 333-53087, 333-41663, 333-39194, 333-08978, and 333-154839) on Form S-8 of ARCA biopharma, Inc. of our report dated March 4, 2010, with respect to the consolidated balance sheets of ARCA biopharma, Inc. as of December 31, 2009 and 2008, and the related consolidated statements of operations, preferred stock and stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2009, and for the period from December 17, 2001 (inception) to December 31, 2009, which report appears in the December 31, 2009 annual report on Form 10-K of ARCA biopharma, Inc.

/s/ KPMG LLP

Boulder, Colorado

March 4, 2010